UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 1, 2010
Date of Report (Date of earliest event reported)

Commission File Number: 333-152242

Yinfu Gold Corporation
(Exact name of registrant as specified in its charter)

Wyoming, United States
(State or other jurisdiction of incorporation or organization)

20-8531222
(I.R.S. Employer ID Number)

Level 19, Two International Finance Centre, 8 Finance St., Central, Hong Kong
(Address of principal executive offices) (Zip code)

(852) 2251 1695
(Issuer's telephone number)

Element92 Resources Corp.
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02:  Termination of a Material Definitive Agreement

On August 11, 2010, Yinfu Gold Corporation, (formerly Element92 Resources Corp.) (the "Company") reported that it had executed a Sales & Purchase agreement to acquire the Guolanchong gold mine in Guangdong Province, China. The closing of this acquisition was to occur on September 30, 2010. The closing did not occur at that time and after careful examination of the potential for this acquisition, the Company has allowed the Sales & Purchase agreement to acquire the Guolanchong gold mine to expire.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The Board of Directors has accepted the resignation of the Chief Operating Officer, Alastair McIntyre.  Mr. McIntyre’s contract was for a period of six months which expired on November 10, 2010.  Mr. McIntyre’s resignation is not the result of any disagreements with the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2010

YINFU GOLD CORPORATION

  /s/ Daniel S. Mckinney

Daniel Mckinney

President, Chief Executive Officer